                                                                    EXHIBIT 99.1

Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304

Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969

            KROGER REPORTS 19% INCREASE IN EARNINGS PER SHARE, BEFORE
              MERGER COSTS AND ONE-TIME EXPENSES, FOR FIRST QUARTER
             MERGER SYNERGIES REACH $366 MILLION; COMPANY COMPLETES
                         $750 MILLION STOCK REPURCHASE

         CINCINNATI, OH, June 26, 2000 -- The Kroger Co. (NYSE: KR) today reported earnings of $0.38 per diluted share, excluding costs related to a merger and one-time expenses, for the 16-week first quarter ended May 26, 2001. These results represent an increase of 19% over the first quarter of fiscal 2000.

         Total sales for the first quarter of fiscal 2001 increased 5.4% to $15.1 billion. Comparable food store sales, which include relocations and expansions, rose 2.5% for the quarter, while identical food store sales rose 1.9%.
         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO and one-time items) for the first quarter of 2001 totaled a record $1.05 billion, an increase of 8.1% from a year ago.

         "We are very pleased with our financial performance in the first quarter," said Joseph A. Pichler, Kroger chairman and chief executive officer. "Kroger's earnings growth was driven by: additional synergies from the Fred Meyer merger; strong expense controls; continued growth in corporate-brand sales; improvement in warehousing and transportation expense; and another outstanding performance from our manufacturing plants."

         Mr. Pichler said Kroger remains comfortable with achieving annual earnings per share growth of 16-18% through fiscal 2002 (which ends February





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1, 2003) from an adjusted base of $1.31 per share in 2000.  Looking beyond fiscal 2002, Kroger expects to achieve sustainable earnings per share growth of 15% annually, excluding major acquisitions, he said.

         Among the financial highlights of the first quarter:

          - FIFO gross profit margin, without one-time expenses, increased 12 basis points to 27.03% generated by merger synergies, corporate-wide category management strategies, increased corporate-brand sales and savings from centralized purchasing.

          - Operating, general and administrative (OG&A) costs, without one-time expenses, decreased three basis points to 18.70%. Solid improvements in Kroger's productivity initiatives offset the negative impact of higher utility costs.

          - Estimated combined synergy savings of $366 million, an increase of $36 million from the end of fiscal 2000. Mr. Pichler said the Company is well on its way toward achieving and exceeding the combined synergy savings goal of $380 million by the end of fiscal 2001 - a full year ahead of schedule.

         "Kroger is committed to reducing OG&A costs as a percentage of sales year over year. I am pleased with the progress we are making in our productivity initiatives. We have also implemented a number of energy conservation measures to help offset some of the significant utility cost increases," Mr. Pichler said.

         During the first quarter of 2001, Kroger opened, expanded, relocated or acquired 46 stores. Overall food store square footage increased 4.3% over the prior year. Including acquisitions, capital expenditures for the quarter totaled $645 million.

         Net working capital totaled $700 million, an increase of $264 million from the first quarter of fiscal 2000. The Company attributed the increase primarily to increases in inventory.








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         "Our operators have the right incentives in place and are working diligently to reduce working capital. We remain committed to reducing working capital by $500 million from the benchmark we set in the third quarter of 1999," Mr. Pichler said.

        The Company also announced that it repurchased approximately 12.9 million shares of Kroger common stock during the first quarter at an average price of $23.59 per share, for a total investment of $304 million. Kroger recently completed the $750 million stock repurchase program announced in April 2000 and at current prices is buying back stock under the $1 billion program authorized earlier this year by Kroger's Board of Directors.

         Net total debt was $8.7 billion. Compared to the first quarter of 2000, net total debt increased $267 million primarily because of the increased investment in working capital and capital expenditures. Net total debt was 2.39 times EBITDA, as compared to 2.61 times in the first quarter of 2000. The Company continues to improve toward the goal of reducing debt to 2 times EBITDA.

         During the first quarter, Kroger incurred merger-related and one-time expenses of $16.2 million pre-tax, primarily as a result of systems conversions and severance payments. Of this amount, $2.3 million was non-cash and $13.9 million was cash. For fiscal 2001, Kroger continues to expect merger-related costs to be in the range of $70-$80 million. These costs are primarily related to systems conversions.

         Headquartered in Cincinnati, Ohio, Kroger is the nation's largest retail grocery chain. At the end of the first quarter, the Company operated 2,380 supermarkets and multi-department stores in 32 states under approximately two dozen banners, including Kroger, Fred Meyer, Ralphs, Smith's, King Soopers, Dillon, Fry's, City Market, Food 4 Less and Quality Food Centers. Kroger also operates 788 convenience stores, 407 fine jewelry stores and 41 food processing plants.
                                      # # #








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This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company which are described in filings with the Securities and Exchange Commission.


Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (EST) on June 26, 2001 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EDT) on June 26, 2001 through July 6, 2001.











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


                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                             WITHOUT ONE-TIME ITEMS
               (in millions of dollars, except per share amounts)


                                                                                            FIRST QUARTER
                                                                               ----------------------------------------
                                                                                      2001                     2000
                                                                               ---------------          ---------------

SALES                                                                          $      15,102.3          $      14,329.4

COSTS AND EXPENSES:
       MERCHANDISE COSTS, INCLUDING ADVERTISING,
            WAREHOUSING AND TRANSPORTATION                                            11,032.4                 10,485.3
       OPERATING, GENERAL AND ADMINISTRATIVE                                           2,824.0                  2,683.3
       RENT                                                                              207.0                    201.0
       DEPRECIATION                                                                      288.1                    275.6
       AMORTIZATION OF GOODWILL                                                           31.3                     30.9
       NET INTEREST EXPENSE INCL. CAPITAL LEASES                                         205.6                    206.1
                                                                               ---------------          ---------------

            TOTAL                                                                     14,588.4                 13,882.2
                                                                               ---------------          ---------------

       INCOME BEFORE TAX EXPENSE                                                         513.9                    447.2

       TAX EXPENSE                                                                       200.4                    176.6
                                                                               ---------------          ---------------

       NET INCOME                                                              $         313.5          $         270.6
                                                                               ===============          ===============



       INCOME PER BASIC COMMON SHARE:
            NET INCOME PER COMMON SHARE                                        $          0.39          $          0.33
                                                                               ===============          ===============

            SHARES USED IN BASIC CALCULATION                                             811.7                    830.5

       INCOME PER DILUTED COMMON SHARE:
            NET INCOME PER DILUTED COMMON SHARE                                $          0.38          $          0.32
                                                                               ===============          ===============

            SHARES USED IN DILUTED CALCULATION                                           833.4                    850.4


              SUPPLEMENTAL FINANCIAL INFORMATION
                    WITHOUT ONE-TIME ITEMS

                                                      FIRST QUARTER
                                               -----------------------------
                                                    2001           2000
                                               ---------------  ------------
EBITDA (a)                                            1,050.9         971.8
LIFO CHARGE                                              12.0          12.0


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITHOUT ONE-TIME ITEMS                            27.03%        26.91%

NET WORKING CAPITAL (b)                                 700.1         436.0
NET TOTAL DEBT (c)                                    8,657.5       8,390.0
ERONOA (d)                                              25.53%        24.08%


                   % TO SALES FOR INCOME STATEMENT WITHOUT ONE-TIME ITEMS

                                                      FIRST QUARTER
                                               -----------------------------
                                                    2001           2000
                                               ---------------  ------------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                     73.05%        73.17%
OPERATING, GENERAL AND ADMINISTRATIVE                  18.70%        18.73%

EFFECTIVE TAX RATE                                     39.00%        39.50%




(a) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.

(b) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.

(c) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(d) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets plus LIFO reserve less goodwill less accounts payable, less prepaid VEBA, plus 8 times rolling four quarters rent expense.

                                 THE KROGER CO.
                        CONSOLIDATED STATEMENT OF INCOME
                               WITH ONE-TIME ITEMS
               (in millions of dollars, except per share amounts)


                                                                              FIRST QUARTER
                                                                  ---------------------------------------
                                                                        2001                    2000
                                                                  ---------------         ---------------

SALES                                                           $      15,102.3          $      14,329.4

COSTS AND EXPENSES:
        MERCHANDISE COSTS, INCLUDING ADVERTISING,
            WAREHOUSING, AND TRANSPORTATION                            11,035.2                 10,500.3
        OPERATING, GENERAL AND ADMINISTRATIVE                           2,835.1                  2,749.0
        RENT                                                              207.0                    201.0
        DEPRECIATION                                                      288.1                    275.6
        AMORTIZATION OF GOODWILL                                           31.3                     30.9
        INTEREST EXPENSE INCL. CAPITAL LEASES                             205.6                    206.1
        IMPAIRMENT CHARGES                                                 --                      190.9
        MERGER RELATED COSTS                                                2.3                      8.8
                                                                ---------------          ---------------

            TOTAL                                                      14,604.6                 14,162.6

        INCOME BEFORE TAX EXPENSE                                         497.7                    166.8

        TAX EXPENSE                                                       194.3                     66.7
                                                                ---------------          ---------------

        NET INCOME                                              $         303.4          $         100.1
                                                                ===============          ===============




        INCOME PER BASIC COMMON SHARE:

            NET INCOME PER COMMON SHARE                         $          0.37          $          0.12
                                                                ===============          ===============

            SHARES USED IN BASIC CALCULATION                              811.7                    830.5

        INCOME PER DILUTED COMMON SHARE:

            NET INCOME PER DILUTED COMMON SHARE                 $          0.36          $          0.12
                                                                ===============          ===============

            SHARES USED IN DILUTED CALCULATION                            833.4                    850.4


        ONE-TIME EXPENSES IN MERCHANDISE COSTS (a)              $           2.8          $          15.0
        ONE-TIME EXPENSES IN OG&A (a)                                      11.1                     65.7

        IMPAIRMENT CHARGES (b)                                             --                      190.9

        MERGER RELATED COSTS                                                2.3                      8.8
                                                                ---------------          ---------------

            TOTAL ONE-TIME ITEMS, MERGER COSTS,
               AND IMPAIRMENT CHARGES                           $          16.2          $         280.4
                                                                ===============          ===============





(a) The one-time items in both 2000 and 2001 are costs related to the merger. The merchandise charges primarily relate to inventory revaluations. The operating, general and administrative charges primarily relate to store conversions or closures.


(b) Relates primarily to the write-down of certain impaired assets in accordance with Statements of Financial Accounting Standards No. 121.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                               WITH ONE-TIME ITEMS

                                                    FIRST QUARTER
                                             -----------------------------
                                                  2001           2000
                                             ---------------  ------------
EBITDA (c)                                          1,050.9         971.8
LIFO CHARGE                                            12.0          12.0


GROSS PROFIT % (EXCLUDING LIFO CHARGE)
      WITH ONE-TIME ITEMS                             27.01%        26.81%

NET WORKING CAPITAL (d)                               700.1         436.0
NET TOTAL DEBT (e)                                  8,657.5       8,390.0
ERONOA (f)                                            25.53%        24.08%



               % TO SALES FOR INCOME STATEMENT WITH ONE-TIME ITEMS

                                                    FIRST QUARTER
                                             -----------------------------
                                                  2001           2000
                                             ---------------  ------------
MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING AND TRANSPORTATION                   73.07%        73.28%
OPERATING, GENERAL AND ADMINISTRATIVE                18.77%        19.18%

EFFECTIVE TAX RATE                                   39.05%        40.00%


(c) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO , and one-time items.


(d) Net working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities. The components of this calculation are detailed following the Consolidated Balance Sheet.

(e) Net total debt, as defined by The Kroger Co., is calculated as the amount of long-term debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings and net of prefunded employee benefits.

(f) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense divided by the sum of total assets plus LIFO reserve less goodwill less accounts payable, less prepaid VEBA, plus 8 times rolling four quarters rent expense.

                           CONSOLIDATED BALANCE SHEET
                           Subject to Reclassification
                                  (in millions)


                                                                  May 26,                 May 20,
                                                                   2001                    2000
                                                             ---------------         ---------------
ASSETS
Current Assets
      Cash                                                   $         159.9         $         163.2
      Receivables                                                      671.8                   622.5
      Inventories                                                    4,205.7                 3,902.7
      Prepaid and other current assets                                 440.7                   435.5
                                                             ---------------         ---------------

           Total current assets                                      5,478.1                 5,123.9

Property, plant and equipment, net                                   9,092.1                 8,315.0
Goodwill, net                                                        3,644.6                 3,681.6
Other assets                                                           332.1                   360.2
                                                             ---------------         ---------------

           Total Assets                                      $      18,546.9         $      17,480.7
                                                             ===============         ===============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Current portion of long-term debt including
          capital leases                                     $         330.4         $         569.9
      Accounts payable                                               3,134.7                 3,004.0
      Accrued salaries and wages                                       553.0                   543.3
      Other current liabilities                                      1,487.0                 1,259.4
                                                             ---------------         ---------------

           Total current liabilities                                 5,505.1                 5,376.6

Long-term debt including capital leases                              8,490.3                 8,006.6
Other long-term liabilities                                          1,423.6                 1,502.8

Stockholders' equity                                                 3,127.9                 2,594.7
                                                             ---------------         ---------------

           Total liabilities and stockholders' equity        $      18,546.9         $      17,480.7
                                                             ===============         ===============

Total common shares outstanding at end of period                       807.4                   826.2
Total diluted shares Year to Date                                      833.4                   850.4





                         NET WORKING CAPITAL CALCULATION

                                                                  May 26,                 May 20,
                                                                   2001                    2000
                                                             ---------------         ---------------
Cash                                                         $         159.9         $         163.2
Receivables                                                            671.8                   622.5
FIFO Inventory                                                       4,559.8                 4,262.7
Operating prepaid and other assets                                     350.9                   358.0
Accounts payable                                                    (3,134.7)               (3,004.0)
Operating accrued liabilities                                       (1,812.5)               (1,848.7)
Prepaid VEBA                                                           (95.1)                 (117.7)
                                                             ---------------         ---------------

Net working capital                                          $         700.1         $         436.0